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                                                                    EXHIBIT 99.1

      [Wisconsin Energy Logo]                             [WICOR Logo]

FOR IMMEDIATE RELEASE
---------------------

                    WISCONSIN ENERGY CORPORATION AND WICOR
                       AGREE TO $7.3 BILLION COMBINATION

MILWAUKEE (JUNE 28, 1999) - Wisconsin Energy Corporation [NYSE: WEC] and WICOR, Inc. [NYSE: WIC] today announced that they have signed a definitive merger agreement under which WICOR shareholders will receive a combination of cash and stock for their WICOR shares. The transaction has an equity value of approximately $1.275 billion plus the assumption of approximately $230 million of WICOR debt. This agreement creates a company with a combined market capitalization of approximately $7.3 billion ($4.5 billion in equity and $2.8 billion in debt and preferred stock). The combination will be accounted for as a purchase and is expected to be accretive to earnings during calendar year 2001.

Under the terms of the agreement, which was approved by both companies' boards of directors, Wisconsin Energy will acquire all of the outstanding shares of WICOR for a fixed price of $31.50 for each WICOR share. At least 40% of the price will be paid in Wisconsin Energy stock, and Wisconsin Energy has the option to increase that percentage to 60%. The exchange ratio for the Wisconsin Energy stock will be set based on the average closing prices of Wisconsin Energy stock immediately prior to the closing. If the average is less than $22.00 per share, Wisconsin Energy may elect to pay all cash. Each WICOR shareholder will be able to elect to receive cash or stock, subject to proration.

The combined company will serve approximately 921,000 gas customers and more than one million electric customers in Wisconsin and Michigan's Upper Peninsula and will operate more than 16,500 miles of gas main and 30,000 miles of electrical transmission and distribution wires. The combined company will have approximately 9,000 employees. Additionally, both companies' unregulated businesses are expected to continue to be strong growth drivers for the combined company. In particular, WICOR's manufacturing business, which has strong historical earnings and an attractive growth profile, will diversify the revenue stream of the merged company.

Richard A. Abdoo, chairman, president and CEO of Wisconsin Energy, said, "The combination of our two companies makes perfect sense, and is good news for shareholders, customers, employees and the state of Wisconsin. The combined company will be one of the lowest-cost energy providers in the Midwest. We will have the ability to take advantage of new opportunities as the gas and electric markets converge and to enhance our commitment to service reliability. By adding WICOR's state-wide gas customer base to Wisconsin Energy's existing gas and electric operations, the combined company will have the size, scope and skills needed to compete in the emerging regional energy market and a solid platform for continued growth."
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Mr. Abdoo added, "Our two companies have long histories of outstanding customer service and community involvement. This combination of two premier Wisconsin-based companies creates a strong corporation that will continue to contribute to the state's vibrant economy. We have made significant contributions to regional economic development and we're committed to continuing this tradition of excellence. The combination strengthens our ability to control costs, improve reliability, and increase operating efficiencies by taking advantage of both economies of scale and the combined experience of our two workforces. The combination is expected to result in gas rates that will be lower over the long term than they would have been on a stand-alone basis. Together, we will be able to offer customers new products and services, as well as the same safe, reliable service they have come to expect."

George E. Wardeberg, chairman and CEO of WICOR, said, "The combination offers strategic, competitive and customer advantages, plus long-term growth and diversification opportunities that enhance both companies' ability to compete in a changing energy market. Shareholders, customers and employees all will benefit from this merger. Shareholders will own a financially strong company that will be well-positioned in the marketplace, and they'll participate in the enhanced earnings and growth potential of the combined company. Utility customers will continue to enjoy high-quality, reliable service, delivered by a seasoned, capable workforce, as well as improvements fostered by the joining of best practices from both companies. Our employees will benefit by becoming part of a company that's better equipped to play a leading role in the rapidly growing energy industry."

Mr. Wardeberg added, "The combination also offers additional resources to support the growth of WICOR's manufacturing group and to further develop growth initiatives by the WICOR energy group, such as water distribution and meter services. The combined company will vigorously pursue new products and services, innovation and new opportunities to build growth."

Combination-related savings are anticipated to be approximately $35 million annually beginning in 2001. Savings are projected from lower costs for fuel, materials and services through enhanced purchasing power, elimination of duplication through attrition and sharing of resources. It is anticipated that there will be cost savings that come from logical consolidation of common functions over time. No layoffs will result from the merger. The companies anticipate that any workforce reductions resulting from the transaction will occur through normal attrition. All union contracts will be honored.

It is anticipated that Wisconsin Energy will maintain its normal quarterly dividend of $0.39 and payment schedule following the completion of the transaction. WICOR pays a quarterly dividend of $0.22 per share. Both companies will maintain their current dividend policy until the close of the transaction.
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Mr. Abdoo will continue as chairman of the board, president and CEO of Wisconsin
Energy and Mr. Wardeberg will become vice chairman of the board of Wisconsin Energy at the time the transaction is closed. Mr. Wardeberg will continue in this position for 24 months, after which he plans to retire. Following Mr. Wardeberg's retirement, he will remain a member of the Wisconsin Energy board. After closing, in addition to Mr. Wardeberg, one other member of the current WICOR board will join Wisconsin Energy's board.

The combined company, Wisconsin Energy Corporation, will continue to have its headquarters in Milwaukee. WICOR, Inc. will become a wholly owned subsidiary of Wisconsin Energy. The WICOR headquarters building, a unique landmark in the Milwaukee area, will be retained as part of the combination.

The merger is conditioned, among other things, upon the approval of both companies' shareholders and upon customary regulatory approvals, including the Public Service Commission of Wisconsin. The companies anticipate that the transaction can be completed by the spring of 2000.

Chase Securities Inc. acted as financial advisor and provided a fairness opinion to Wisconsin Energy Corporation. Merrill Lynch & Co. acted as financial advisor and provided a fairness opinion to WICOR, Inc.

WICOR, Inc. is a Milwaukee-based, diversified holding company operating six subsidiaries in two industries: energy services and pump manufacturing. The subsidiaries are Wisconsin Gas, WICOR Energy, FieldTech, Sta-Rite Industries, SHURflo Pump Manufacturing Company and Hypro Corporation.

Wisconsin Energy Corporation is a holding company with subsidiaries in utility and non-utility businesses. Its principal subsidiaries are Wisconsin Electric, Edison Sault Electric, Wisvest, Minergy and Wispark.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions; business and competitive conditions in the deregulating and consolidating energy industry, in general, and in the companies' service territories; availability of the companies' generating facilities, changes in purchased power costs; changes in natural gas prices and supply availability; unusual weather; regulatory decisions; timely realization of anticipated net cost savings; and the other cautionary factors described in the Management's Discussion and Analysis of Financial Condition and Results of Operations in both companies' Form 10-K for the year ended Dec. 31, 1998; and other factors described from time to time in the companies' reports to the Securities and Exchange Commission.
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Note to Editors:  Today's news release, along with other news about Wisconsin
Energy and WICOR, is available on the Internet at www.wisenergy.com and www.wicor.com


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CONTACTS FOR WISCONSIN ENERGY:               CONTACTS FOR WICOR:

MEDIA:                                       MEDIA:
Michael John                                 David Fantle
Phone: (414) 221-4444                        Phone: (414) 291-6930
michael.john@wepco.com                       david.fantle@wisconsingas.com

INVESTORS:                                   INVESTORS:
Nancy E. Frohna                              Kathleen Sieja
Phone: (414) 221-2592                        Phone: (414) 291-6950
nancy.frohna@wepco.com                       ksieja@wicor.com
                                                   or
                                             Joe Wenzler
                                             Phone: (414) 291-6550
                                             joseph.wenzler@wicor.com